FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         This First Amendment to Loan and Security Agreement (the "Amendment"), dated as of February 28, 1997, is made by and between PST Vans, Inc., a Utah corporation ("Borrower"), and Congress Financial Corporation (Northwest), an Oregon corporation ("Lender"), for the purpose of amending their Loan and Security Agreement (with Addendum) dated August 6, 1996, as it has previously been amended (the "Loan Agreement"). All capitalized terms not otherwise defined in this Amendment have the meanings given to those terms in the Loan Agreement.

                              TERMS AND CONDITIONS

         For valuable consideration, including the mutual covenants set forth below, Borrower and Lender have agreed as follows:

         1. Section 1.17 of the Loan Agreement is amended to read as follows:

                           "1.17 "Maximum Credit" shall mean the amount of
                  $11,500,000."

         2. Section 3.5 of the Loan Agreement is amended in its entirety to read as follows:

                           "3.5  Unused Line Fee.  Borrower  shall pay to Lender
                  monthly an unused line fee at a rate equal to one-quarter percent (.25%) per annum calculated upon the amount by which $9,200,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears."

         3.       For the purpose  of  extending the term of the Loan Agreement,
Section 12.1(a) of the Agreement is hereby amended in its entirety to read as follows:

                           "(a)  This   Agreement   and  the   other   Financing
                  Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending August 31, 1999 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days' prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender



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                  from loss, cost,  damage  or  expense,   including  attorneys'
                  fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not
                  yet  received  final  and  indefeasible   payment.  Such  cash
                  collateral shall be remitted by wire transfer in federal funds to such bank account of Lender as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Pacific time."

         4. Section 12.1(c) of the Agreement is amended in its entirety to read as follows:

                           "(c) If for any reason this  Agreement is  terminated
                  prior to the end of the then current term or any renewal term, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                    Amount                Period

                  (i)      3% of Maximum Credit   from the date hereof to and
                                                  including August 6, 1997

                  (ii)     1% of Maximum Credit   any time after August 6, 1997

                  provided, however, that if this Agreement is terminated and the Obligations satisfied in full after August 6, 1997 from proceeds of new financing provided to Borrower by CoreStates Bank, N.A., no early termination fee shall be payable. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination, and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

         5. For the accommodations reflected in this Amendment, Borrower agrees to pay Lender a fee in the sum of $35,000.

         6. To induce Lender to accept this Amendment, Borrower makes the following representations, warranties and covenants:

                  (a) Each and every recital, representation and warranty contained in the Agreement is correct as of the date of this Amendment.


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                  (b) No event has occurred or is continuing  which  constitutes or would, with the giving of notice, the passage of time, or both, constitute an Event of Default under the Agreement.

                  (c) There has been no material adverse change in Borrower's business or financial condition or prospects since the date of Borrower's most recent audited annual financial statement furnished to Lender.

                  (d) Borrower shall pay all expenses, including attorney fees, with Lender incurs in connection with the preparation of this Amendment and any related documents.

         7. Except as specifically provided above, the Agreement and all related agreements and documents shall remain fully valid, binding and enforceable according to their terms.

         BORROWER:                         PST VANS, INC.

                                           By        /s/
                                               ---------------------------------
                                           Title   Chief Financial Officer
                                                  ------------------------------

         LENDER:                           CONGRESS FINANCIAL CORPORATION
                                           (NORTHWEST)

                                           By        /s/
                                               ---------------------------------
                                           Title   Vice President
                                                  ------------------------------

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